UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 24, 2019

(Date of earliest event reported)

Oculus VisionTech Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	0-29651 (Commission File Number)	06-1576391 (IRS Employer Identification No.)

#507 – 837 West Hastings Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6C 3N6 (Zip Code)

(604) 685-1017 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common
Common stock - no par value	OVTZ	Over the Counter Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                              Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

On June 24, 2019, Oculus VisionTech Inc. (the “Company”) issued 21,450,000 common shares of the Company at the price of CDN$0.075 per share. The common shares were issued by the Company in connection with the closing of a non-brokered private placement for aggregate gross proceeds of CDN$1,608,750 (the “Offering”). The proceeds of the Offering are expected to be used by the Company for working capital, the Company’s annual general meeting, commercialization and marketing of the Company’s Cloud based document protection and tracking system based on embedded digital watermarking and the repayment of current liabilities.

In connection with the Offering, the Company issued an aggregate of 1,825,000 common shares of the Company, for aggregate cash consideration of CDN$136,875 to purchasers who were in the “United States” or “U.S. persons” (as such terms are defined in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance upon Rule 506(b) of Regulation D under the Securities Act (“Regulation D”), solely to “accredited investors”, as such term is defined in Rule 501(a) of Regulation D.

In connection with the Offering, the Company issued an aggregate of 19,625,000 common shares of the Company, for aggregate cash consideration of CDN$1,471,875 to purchasers who were outside the United States and not U.S. persons in reliance upon Rule 903 of Regulation S under the Securities Act.

The Company paid Finder’s fees consisting of cash payments equal to 8% of the gross proceeds raised by certain subscribers under the Offering of approximately CDN$43,251.

Item 7.01. Regulation FD Disclosure.

On June 24, 2019, the Company issued a press release reporting the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference into this Item 7.01.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This report contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the intended uses of the proceeds received from the Offering, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to pursue its business objectives and the ability of the Company to raise the additional financing required to fund its business objectives and current operations; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in its annual report on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended March 31, 2019. The Company undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in its expectations.

Information Furnished

The information furnished herewith pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Exhibits.

The following exhibits are furnished herewith:

Exhibit No	Description
99.1	Press Release dated June 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS VISIONTECH INC.

DATE: July 1, 2019	By:	/s/ Anton J. Drescher
Anton J. Drescher Chief Financial Officer